UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

DST Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Transfer of accounts receivable securitization program to new bank

DST Systems, Inc. ("DST") has participated in a $150 million accounts receivable securitization program (the "Program") with Bank of America, National Association since 2009. On May 15, 2014, the date on which the Program was scheduled to terminate in accordance with its terms, Bank of America, National Association assigned all of its rights and obligations as a bank and as the agent for the banks under the Program to Wells Fargo Bank, National Association ("Wells Fargo Bank") and DST, acting as the parent and the servicer, entered into an Amended and Restated Receivables Purchase Agreement, dated as of May 15, 2014 (the "Amended and Restated RPA"), with Wells Fargo Bank, acting as a bank and as the agent for the banks, Fountain City Finance, LLC, acting as the seller of accounts receivable, and DST and certain subsidiaries of DST acting as originators of accounts receivable (the "Subsidiary Originators"). The terms and conditions of the Program under the Amended and Restated RPA remain substantially similar to the Program that was in place with Bank of America, National Association. The maximum commitment under the Program is $150 million. The Program under the Amended and Restated RPA is scheduled to terminate on May 14, 2015 (subject to Wells Fargo Bank's rights to terminate the Program upon the occurrence of certain events and unless the Program is otherwise extended in accordance with its terms).

Under the terms of the Program, (a) DST will continue to acquire, on a revolving true sale basis, accounts receivable originated by certain of its Subsidiary Originators pursuant to the Originator Purchase Agreement, dated as of May 21, 2009 (as subsequently amended, the "Originator Purchase Agreement"), among DST, as purchaser and servicer, and the Subsidiary Originators, as sellers, (b) DST will continue to sell receivables originated by DST and receivables acquired from the Subsidiary Originators, on a revolving true sale basis, to Fountain City Finance, LLC, a wholly-owned bankruptcy remote special purpose subsidiary of DST (the "SPE") pursuant to the Purchase and Contribution Agreement, dated as of May 21, 2009 (as subsequently amended, the "Purchase and Contribution Agreement"), between DST, as seller and servicer, and the SPE, as purchaser, and (c) the SPE will sell undivided interests in receivables to Wells Fargo Bank and other banks that may participate in the Program from time to time pursuant to the Amended and Restated RPA. DST will retain servicing responsibility over the receivables. The assets of the SPE are not available to satisfy the creditors of any other person, including DST or any of its subsidiaries or affiliates.

The receivables will be subject to customary criteria, limits and reserves. Although the SPE will bear the risk of non-payment of the receivables, DST has agreed to indemnify the SPE, and the Subsidiary Originators have in turn agreed to indemnify DST, against certain events, including certain defaults under the Program agreements. Neither DST nor the SPE guarantees the collectability of the receivables or the creditworthiness of obligors under the receivables.

This summary does not purport to be complete, and is qualified in its entirety by reference to (i) the Amended and Restated RPA, which is attached hereto as Exhibit 10.1, (ii) the Originator Purchase Agreement and amendments thereto, which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, (iii) the Purchase and Contribution Agreement, which is attached hereto as Exhibit 10.6, and (iv) the First Omnibus Amendment to Transfer Documents, which is attached hereto as Exhibit 10.7, to the extent such amendment modifies the Originator Purchase Agreement and the Purchase and Contribution Agreement.

This report may contain forward-looking statements with respect to the accounts receivable securitization program and other matters discussed herein. Such information is based upon currently available information and DST’s views as of today, and actual actions, results or accounting treatments could differ. There could be a number of factors affecting the securitization program or its financial statement impact, as well as factors affecting our future performance or results, including those described in DST’s latest annual report on Form 10-K or quarterly report on Form 10-Q filed with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statement. We will not update any forward-looking statements in this report to reflect future events.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Receivables Purchase Agreement, dated as of May 15, 2014, among Fountain City Finance, LLC; DST Systems, Inc., certain Subsidiary Originators and Wells Fargo Bank, National Association.
10.2	Originator Purchase Agreement, dated as of May 21, 2009, among DST Systems, Inc. and certain of its subsidiaries.
10.3	First Amendment, dated as of May 19, 2011, among DST Systems, Inc. and certain of its subsidiaries.
10.4	Second Amendment, dated as of May 17, 2012, among DST Systems, Inc. and certain of its subsidiaries.
10.5	Third Amendment, dated as of May 16, 2013, among DST Systems, Inc. and certain of its subsidiaries.
10.6	Purchase and Contribution Agreement, dated as of May 21, 2009, between DST Systems, Inc. and Fountain City Finance, LLC.
10.7	First Omnibus Amendment to Transfer Documents, dated as of February 28, 2010, among Fountain City Finance, LLC, Enterprise Funding Company LLC, Bank of America, National Association, and DST Systems, Inc. and certain of its subsidiaries.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2014

DST Systems, Inc.

By:	/s/ Gregg Wm. Givens
Name:	Gregg Wm. Givens
Title:	Senior Vice President, Chief Financial Officer and Treasurer